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                                                                EXHIBIT 21
                            SUBSIDIARIES

Acadian Consultants Corp.
ACT Medical Record Services, Inc.
APS Services Acquisition Corp.
Associate Record Technician Services Acquisition Corp.
B&B (Baltimore-Washington) Acquisition Corp.
California Medical Record Service Acquisition Corp.
CH Acquisition Corp.
Computer Central Corporation
Copyright Acquisition Corp.
Creative Mailings, Inc.
DeBari Associates Acquisition Corp.
Delaware Major Acquisition Corp.
Deliverex Acquisition Corp.
Deliverex Sacramento Acquisition Corp.
DISC Acquisition Corp.
Doctex Acquisition Corp.
DPAS Acquisition Corp.
Eagle Legal Services Acquisition Corp.
Economic Research Services, Inc.
F.Y.I. Corporate Acquisition Corp.
F.Y.I. Direct Inc.
F.Y.I. Image Inc.
F.Y.I. Input Inc.
F.Y.I. Integration Solutions, Inc.
F.Y.I. Print Inc.
F.Y.I. Records Inc.
F.Y.I. Storage Inc.
Imagent Acquisition Corp.
Information Management Acquisition Corp.
Input of Texas, Inc.
Leonard Archives Acquisition Corp.
Lifo Systems, Inc.
MAVRICC Management Systems, Inc.
Medicopy Acquisition Corp.
Microfilm Distribution Services, Inc.
Micro Publication Systems, Inc.
Minnesota Medical Record Service Acquisition Corp.
MMS Escrow and Transfer Agency, Inc.
Permanent Records Acquisition Corp.
Premier Acquisition Corp.
QCS Inet Acquisition Corp.
Quality Copy Acquisition Corp.
RAC (California) Acquisition Corp.
Recordex Acquisition Corp.
Researchers Acquisition Corp.
Robert A. Cook Acquisition Corp.
Texas Medical Record Service Acquisition Corp.
The Rust Consulting Group, Inc.
ZIA Information Analysis Group, Inc.
Zip Shred Canada Acquisition Corp.